                                                                     EXHIBIT 4.1


                         COMMON STOCK ISSUANCE AGREEMENT

         THIS COMMON STOCK ISSUANCE AGREEMENT (the "Agreement") is entered into as of March 28, 2002 ("Effective Date") by and between ZixIt Corporation, a Texas corporation (the "Company"), and Tumbleweed Communications Corp. ("Tumbleweed").

                                    RECITALS

         WHEREAS, the Board of Directors of the Company has authorized the issuance of shares of its Common Stock, par value $.01 per share, to Tumbleweed in exchange for the licenses granted under the Patent License Agreement, dated as of March 28, 2002 ("Patent License Agreement");

         WHEREAS, Tumbleweed desires to acquire such shares on the terms and conditions set forth herein; and

         WHEREAS, the Company desires to issue the shares to Tumbleweed on the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:

         1. AGREEMENT TO ISSUE.

         1.1 AUTHORIZATION OF SHARES. At or prior to the Effective Date, the Company shall have authorized the issuance to Tumbleweed of the Shares as hereinafter defined.

         1.2 ISSUANCE AND DELIVERY. Subject to the terms and conditions hereof, and in consideration for the execution of the Patent License Agreement by Tumbleweed concurrent herewith, the Company hereby agrees to issue to Tumbleweed 116,833 shares of the Company's common stock. These shares are the "Shares" under this Agreement. ZixIt shall deliver to Tumbleweed (or its designee) certificates representing the Shares within five business days of the Effective Date. The Shares shall be deemed to have been issued as of the Effective Date.

         2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         The Company hereby represents and warrants to Tumbleweed as follows as of the date hereof:

         2.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas. The Company has all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver this Agreement and the Patent License Agreement; to carry out the provisions of this Agreement and the Patent License Agreement and to carry on its business as presently conducted and as presently proposed to be conducted. The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business.

         2.2 AUTHORIZATION; BINDING OBLIGATIONS. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization of this Agreement and the Patent License Agreement, the performance of all obligations of the Company hereunder and thereunder and the authorization, sale, issuance and delivery of the Shares pursuant hereto. This Agreement and the Patent License Agreement, when executed and delivered, and assuming due authorization, execution and delivery thereof by Tumbleweed, will be valid and binding obligations of the Company enforceable in accordance with their terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights; and (ii) general principles of equity that restrict the availability of equitable remedies. The issuance of the Shares are not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with. The Shares have been duly authorized and are validly issued, fully paid and non-assessable.

         2.3 SEC REPORTS AND FINANCIAL STATEMENTS. The Company has filed with the Securities and Exchange Commission (the "SEC"), and Tumbleweed has had access to true and complete copies of, all forms, reports, schedules, statements and other documents required to be filed by it and its Subsidiaries since January 1, 2000 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the Securities Act of 1933, as amended (the "Securities Act") (as such documents have been amended since the time of their filing, collectively, the "Company SEC Documents). As of their respective dates, the Company SEC Documents, including, without limitation, any financial statements or schedules included therein (the "Financial Statements") (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (b) complied in all material respects with the applicable requirements of the Exchange Act or the Securities Act, as the case may be, and the applicable rules and regulations of the SEC thereunder. The Company SEC Documents include all the documents that the Company was required to file with the SEC since January 1, 2000. The Financial Statements have been prepared from, and are in accordance with, the books and records of the Company and its consolidated Subsidiaries, comply in all material respects with applicable accounting requirements and in all material respects with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) and present fairly the consolidated financial position and the consolidated results of operations and cash flows of the Company and its consolidated Subsidiaries as at the dates thereof or for the periods presented therein.

         2.4 PATENTS AND TRADEMARKS. To its knowledge, the Company owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, information and other proprietary rights and processes necessary for its business as now conducted and as proposed to be conducted, without any known infringement of any patents, trademarks or service marks of any third party and without any infringement of any other third


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party intellectual property rights. Other than for communications from
Tumbleweed, the Company has not received any communications alleging that the Company has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity, nor does the Company know of any basis for such claim. The Company is not aware of any infringement or violation by a third party of any of the Company's patents, trademarks, service marks, trade names, copyrights, trade secrets or other proprietary rights. The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with their duties to the Company or that would conflict with the Company's business as proposed to be conducted. The Company does not believe it is or will be necessary to utilize any inventions of any of its employees (or people it currently intends to hire) made prior to their employment by the Company, except for inventions that have been assigned to the Company.

         2.5 OFFERING VALID. Assuming the accuracy of the representations and warranties of Tumbleweed contained in Section 3.2 hereof, the issuance of the Shares will be exempt from the registration requirements of the Securities Act. Neither the Company nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Shares to any person or persons so as to bring the sale of such Shares by the Company within the registration provisions of the Securities Act.

         3. REPRESENTATIONS AND WARRANTIES OF TUMBLEWEED. Tumbleweed hereby represents and warrants to the Company as follows:

         3.1 REQUISITE POWER AND AUTHORITY. Tumbleweed has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement and the Patent License Agreement and to carry out their provisions. All action on Tumbleweed's part required for the lawful execution and delivery of this Agreement and the Patent License Agreement have been or will be effectively taken prior to the Effective Date. Upon their execution and delivery, this Agreement and the Patent License Agreement will be valid and binding obligations of Tumbleweed, enforceable in accordance with their terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights, and (ii) general principles of equity that restrict the availability of equitable remedies.

         3.2 INVESTMENT REPRESENTATIONS. Tumbleweed represents and warrants that it is acquiring the Shares for its account only and not with a view to any "distribution" thereof within the meaning of the Securities Act. Tumbleweed understands that the Shares have not been registered under the Securities Act. Tumbleweed also understands that Shares are being offered pursuant to an exemption from registration based in part upon Tumbleweed's representations contained in the Agreement. Tumbleweed hereby represents and warrants as follows:

         (a) TUMBLEWEED BEARS ECONOMIC RISK. Tumbleweed has substantial experience in evaluating and investing in transactions in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. Tumbleweed must bear the economic risk of this investment


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indefinitely unless the Shares are registered pursuant to the Securities Act, or an exemption from registration is available. Tumbleweed also understands that there is no assurance that any exemption from registration under the Securities Act will be available for resale of the Shares and that, even if available, such exemption may not allow Tumbleweed to transfer all or any portion of the Shares under the circumstances, in the amounts or at the times, Tumbleweed might propose.

         (b) TUMBLEWEED CAN PROTECT ITS INTERESTS. Tumbleweed represents that by reason of its, or of its management's, business or financial experience, Tumbleweed has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement. Further, Tumbleweed is aware of no publication of any advertisement in connection with the transactions contemplated in the Agreement. Tumbleweed also represents Tumbleweed has not been organized for the purpose of acquiring the Shares.

         3.3 RULE 144. Tumbleweed acknowledges and agrees that the Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Tumbleweed has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about the Company, the resale occurring following the required holding period under Rule 144 and the number of shares being sold during any three-month period not exceeding specified limitations.

         3.4 LEGENDS. To the extent applicable, each certificate or other document evidencing any of the Shares shall be endorsed with the legends substantially in the form set forth below:

                  "THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED."

         4. REGISTRATION OF SHARES.

         4.1 SHELF REGISTRATION. The Company shall use its commercially reasonable best efforts to effect, as soon as practicable, the registration under the Securities Act of all of the Shares. The registration statement shall be filed pursuant to Rule 415 under the Securities Act permitting the continuous resale of the Shares from time to time thereunder for the period specified in 4.3(a) below. The Company shall file the registration statement under this section with the SEC no later than fifteen (15) days following the Effective Date. The parties acknowledge that this Agreement will be filed as an exhibit to the registration statement(s) pertaining to the Shares.

         4.2 EXPENSES OF REGISTRATION. Except as specifically provided herein, all expenses incurred in connection with any registration, qualification or compliance pursuant to Section 4.1


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shall be borne by the Company, except for commissions incurred by Tumbleweed in connection with the resale of the Shares, which will be borne by Tumbleweed.

         4.3 OBLIGATIONS OF THE COMPANY. The Company shall, as expeditiously as reasonably possible:

         (a) Prepare and file with the SEC a registration statement with respect to the Shares and use all commercially reasonable best efforts to cause such registration statement to become effective, and to keep such registration statement continuously effective for two years from the later of the Effective Date, unless Tumbleweed shall have earlier completed the distribution of all of the Shares pursuant to the registration statement.

         (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of the Shares.

         (c) Furnish to Tumbleweed copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Shares.

         (d) Use all commercially reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by Tumbleweed, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

         (e) Notify Tumbleweed at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

         (f) Provide Tumbleweed the same opinion of ZixIt's legal counsel that is filed as an exhibit to the registration statement relating to the Shares.

         4.4 INDEMNIFICATION.

         (a) The Company will indemnify and hold harmless Tumbleweed, each of its directors, its officers, and legal counsel and each person, if any, who controls Tumbleweed within the meaning of the Securities Act, against any losses, claims, damages, or liabilities (joint or several) to which Tumbleweed or any such director, officer, legal counsel, or controlling person, may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation") by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or


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alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and the Company will reimburse any legal or other expenses reasonably incurred by Tumbleweed or any such director, officer, legal counsel, or controlling person, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 4.4(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly by Tumbleweed for use in connection with such registration.

         (b) Tumbleweed will indemnify and hold harmless the Company, each of its directors, its officers, and legal counsel and each person, if any, who controls the Company within the meaning of the Securities Act, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, legal counsel, or controlling person, may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished expressly by Tumbleweed for use in connection with such registration; and Tumbleweed will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, legal counsel, or controlling person, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 4.4(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of Tumbleweed, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity under this Section 4.4(b) exceed the net proceeds from the resale of the Shares received by Tumbleweed.

         (c) Promptly after receipt by an indemnified party under this Section
4.4 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 4.4, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section


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4.4, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 4.4.

         (d) If the indemnification provided for in this Section 4.4 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided that in no event shall any contribution by Tumbleweed hereunder exceed the proceeds from the resale of the Shares received by Tumbleweed.

         (e) The obligations of the Company and Tumbleweed under this Section
4.4 shall survive completion of any offering of the Shares in a registration statement and the termination of this Agreement. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

         5. MISCELLANEOUS.

         5.1 GOVERNING LAW. This Agreement shall be governed in all respects by the laws of the State of California as such laws are applied to agreements between California residents entered into and performed entirely in California.

         5.2 SURVIVAL. The representations, warranties, covenants and agreements made herein shall survive any investigation made by Tumbleweed and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

         5.3 SUCCESSORS AND ASSIGNS. The rights and obligations of Tumbleweed hereunder are personal to Tumbleweed and may not be assigned by Tumbleweed without the prior written consent of the Company, except in connection with an assignment of Tumbleweed's rights under the Patent License Agreement. Subject to the foregoing, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies,


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obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

         5.4 ENTIRE AGREEMENT. This Agreement, the Patent License Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

         5.5 SEVERABILITY. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         5.6 AMENDMENT AND WAIVER. This Agreement may be amended or modified only upon the written consent of the Company and Tumbleweed (or their permitted successors or assigns).

         5.7 NOTICES. All notices required or permitted by this Agreement to be given to a Party shall be in writing and shall be deemed to be duly given if hand delivered or sent by overnight courier or mailed by certified or registered mail, return receipt requested; provided that a copy is also sent by facsimile transmission, as follows:


                  If to Tumbleweed:

                  Tumbleweed Communications Corp.
                  700 Saginaw Drive
                  Redwood City, CA  94063
                  Attention:  General Counsel
                  Facsimile:  (650) 216-2001

                  If to Company:

                  ZixIt Corporation
                  2711 N. Haskell Avenue
                  Suite 2300, LB 36
                  Dallas, Texas 75204-2960
                  Attention:  General Counsel
                  Facsimile:  (214) 515-7385

         Either Party may change the address to which such notice and communications shall be sent by written notice to the other Party, provided that any notice of change of address shall be effective only upon receipt.

         5.8 ATTORNEYS' FEES. In the event that any dispute among the parties to this Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such


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prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

         5.9 TITLES AND SUBTITLES. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

         5.10 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

         5.11 LIQUIDATED DAMAGES. If, notwithstanding the Company's use of its commercially reasonable best efforts to effect the registration of the Shares described in Section 4.1 above, the registration statement is not declared effective by the Securities and Exchange Commission by the first year anniversary of the Effective Date, then the Company will promptly pay to Tumbleweed $300,000 in cash as liquidated damages.

         IN WITNESS WHEREOF, the parties hereto have executed this Common Stock Issuance Agreement as of the Effective Date.


ZIXIT CORPORATION                            TUMBLEWEED
                                             COMMUNICATIONS CORP.



By:    /s/ Ronald A. Woessner                By:    /s/ Bernard J. Cassidy
       ----------------------                       -------------------------
Name:  Ronald A. Woessner                    Name:  Bernard J. Cassidy
       ----------------------                       -------------------------
Title: S.V.P.                                Title: Vice President
       ----------------------                       -------------------------






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